UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

NWPX INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Oregon	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 NE Park Plaza Drive, Suite 100
Vancouver, WA 98684
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 360-397-6250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NWPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 15, 2026, Miles Brittain, Executive Vice President of NWPX Infrastructure, Inc. (the “Company”) informed the Company that he will retire on April 3, 2026. Mike Wray has been named Executive Vice President, effective January 19, 2026, allowing for his immediate assumption of duties required of that role as well as to assist with various transition priorities up to Mr. Brittain’s retirement date.

Mr. Wray, 52, served as Senior Vice President and General Manager of Precast Infrastructure and Engineered Systems from November 2021 to January 2026 and as Vice President and General Manager of Geneva from February 2020 to October 2021. Prior to that, Mr. Wray had extensive operational experience within Water Transmission Systems, most recently as its Senior Director of Operations from September 2018 to January 2020. Prior to joining the Company in 2007, Mr. Wray spent two years with Continental Pipe Company and nine years with Megadiamond, now owned by Element Six, a De Beers company.

Mr. Wray has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K, and Mr. Wray has no familial relationships with executives or directors of the Company. There are no arrangements or understandings between Mr. Wray and any other person pursuant to which he was selected as an officer.

On January 15, 2026, the Company’s Board of Directors increased Mr. Wray’s annual base salary effective January 19, 2026 to $450,000 and approved a Change in Control Agreement with Mr. Wray replacing his prior change in control agreement that was entered into in December 2021. The new Change in Control Agreement extends the expiration date for the Change in Control Agreement to July 31, 2026 and increases his multiple for certain payouts upon a change in control (as defined in the Change in Control Agreement) from one to two. Other than such changes, the terms of the new Change in Control Agreement are the same as the prior change in control agreement.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1 Change in Control Agreement dated January 15, 2026 between NWPX Infrastructure, Inc. and Michael Wray, filed herewith

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on January 22, 2026.

NWPX INFRASTRUCTURE, INC.
(Registrant)

By	/s/ Aaron Wilkins
Aaron Wilkins,
Senior Vice President, Chief Financial Officer, and Corporate Secretary